SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2010 (September 29, 2010)

BIOMIMETIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 844-1280

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Executive Vice President, Orthopedics & Chief Operating Officer

On September 29, 2010, Steven Hirsch announced that he will resign from his positions as Executive Vice President, Orthopedics & Chief Operating Officer of the Company effective October 31, 2010 for personal reasons.   Mr. Hirsch and the Company have entered into a Separation Agreement and Release, dated September 29, 2010 (the “Separation Agreement”), attached hereto as Exhibit 10.01, under which he will receive severance benefits as defined in Section 8(a) of his Employment Agreement.

Appointment of Mr. Hans Kestler as Interim Vice President of Orthopedics and Sports Medicine.

The Company has appointed Mr. Hans Kestler, who is the Company’s Vice President of Sports Medicine, to the position of Interim Vice President Orthopedics and Sports Medicine. In this role Mr. Kestler will work closely with the Company’s Sr. Vice President of Operations, CEO and the rest of the senior management team to continue to implement the orthopedic commercialization plan.

Initiation of a search for a Vice President of Global Sales and Marketing

The Company has begun a search for a Vice President of Global Sales and Marketing, who will assume responsibilities in connection with our anticipated commercial launch of Augment Bone Graft in 2011.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

10.01 Separation Agreement and Release between Company and Steven Hirsch dated September 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC. By: /s/ Earl Douglas Name: Earl Douglas Title: General Counsel

Date:  September 30, 2010